Exhibit 10.13.1
Citicorp North America, Inc.
750 Washington Blvd.
Stamford CT 06901
February 12, 2009
WAIVER LETTER
CS Funding VII Depositor LLC
4445 Willard Avenue
Chevy Chase, Maryland 20815
CapitalSource Finance LLC
4445 Willard Avenue
Chevy Chase, Maryland 20815

Re:	Sale and Servicing Agreement dated as of May 8, 2008 (as amended to date, the “Agreement”), by and among CS Funding VII Depositor LLC, as the seller (the “Seller”), CapitalSource Finance LLC, as the originator (the “Originator”), and as the servicer (the “Servicer”), each of the Issuers from time to time party thereto (collectively, the “Issuers”), each of the Liquidity Banks from time to time party thereto (collectively, the “Liquidity Banks”), Citicorp North America, Inc., as the administrative agent for the Issuers and Liquidity Banks thereunder (the “Administrative Agent”); and Wells Fargo Bank, National Association, not in its individual capacity but as the backup servicer (the “Backup Servicer”), and not in its individual capacity but as the collateral custodian (the “Collateral Custodian”).
Ladies and Gentlemen:
     We refer to the Agreement. Terms not otherwise defined in this letter (the “Waiver Letter”) shall have the meanings set forth in the Agreement.
     The Servicer and the Seller each has informed the Administrative Agent that Termination Events exist or may exist under the Agreement as the result of the failure to comply with Section 10.1(c) thereof as of December 31, 2008, January 31, 2009, and February 28, 2009 (the “Specified Events”). The Servicer and the Seller have requested a temporary waiver of the Specified Events.
     In connection with such waiver request, each of the Seller and the Servicer, jointly and severally, hereby represents and warrants as of the date hereof that, other than with respect to the Specified Events, no event has occurred and is continuing which constitutes a Termination Event or Unmatured Termination Event.

     In reliance of such representation and warranty, the Administrative Agent and the Secured Parties each hereby waives the Specified Events for the period from the date of this letter until March 8, 2009 or until such earlier or later date as the Administrative Agent may indicate in writing in its sole and absolute discretion.
     Please indicate your acceptance of this Waiver Letter by executing this Waiver Letter below. This Waiver Letter (i) shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to any choice of law provisions thereof (other than Sections 5-1401 and 5-1402 of the General Obligations Law), (ii) may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or by electronic mail in portable document format (pdf)), and (iii) shall become effective upon our receipt of executed counterparts from all parties below of this Waiver Letter. If you have any questions with respect to the foregoing, please contact Gerald Keefe at (212)816-3416.

CITICORP NORTH AMERICA, INC., as Administrative Agent
By:	/s/ Gerald Keefe
	Name:	Gerald Keefe
	Title:	Vice President

CITIBANK, N.A., as a Liquidity Bank
By:	/s/ Gerald Keefe
	Name:	Gerald Keefe
	Title:	Vice President

CHARTA, LLC, as an Issuer
By:	Citicorp North America, Inc., as Attorney-in-Fact

By:	/s/ Gerald Keefe
	Name:	Gerald Keefe
	Title:	Vice President

ACCEPTED AND AGREED: CS FUNDING VII DEPOSITOR LLC, as the Seller
By:	/s/ Jeffrey A. Lipson
	Name:	Jeffrey A. Lipson
	Title:	Vice President & Treasurer

CAPITALSOURCE FINANCE LLC, as the Originator and Servicer
By:	/s/ Jeffrey A. Lipson
	Name:	Jeffrey A. Lipson
	Title:	Vice President & Treasurer

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